Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-206292 and 333-227441 on Form S-8 and Registration Statement No. 333-254766 on Form F-3 of Galmed Pharmaceutical Ltd., of our report dated August 2, 2023, relating to the financial statements of Onkai Inc. appearing in this Report on Form 6-K dated August 2, 2023.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

August 2, 2023